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Exhibit 10.1

                    TERMINATION AGREEMENT AND MUTUAL RELEASE

            This Termination Agreement and Mutual Release ("Agreement") is entered into and made this 3rd day of May, 2002 by and among RE/MAX International, Inc. ("RE/MAX"), a Colorado corporation; University.com ("University.com"), a joint venture of University.com, Inc. ("UCI"), a Minnesota corporation, and Entreport Corporation ("Entreport"), a Florida corporation; UCI; and Entreport.

            Whereas, the parties entered into a RE/MAX University Site Development, Hosting and Management Agreement dated February 6, 2001 (the "Website Development and Hosting Agreement"); and

            Whereas, each party desires to settle all claims and disputes it has, or may have, with one another and release each other from all liabilities and obligations arising under the Website Development and Hosting Agreement, other than those provisions that impose post-termination obligations or survive expiration or termination of the Website Development and Hosting Agreement; and

            Whereas, each party agrees that it is in its best interests to enter into this Agreement and terminate the Website Development and Hosting Agreement under the terms and conditions set forth herein.

            Now, Therefore, in consideration of the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. Effective Date. Effective May 3, 2002, the Website Development and Hosting Agreement shall be and is hereby terminated and deemed null, void and of no force or effect whatsoever, and all rights accruing to or obligations imposed on any of the parties (except for those provisions that impose post-termination obligations or survive termination) are terminated.

            2. Post-Termination Obligations. Each of the parties agrees to comply with the provisions of Section 5.3(c) of the Website Development and Hosting Agreement. University.com, UCI and Entreport each agree to comply with the provisions of Section 8.2(b) of the Website Development and Hosting Agreement. RE/MAX agrees to comply with the provisions of Section 8.2(c) of the Website Hosting and Development Agreement.

            3. Obligations that Survive Termination. Each of the parties agrees the obligations imposed by Section 16 of the Website Development and Hosting Agreement survive termination. University.com, UCI and Entreport each agrees the obligations imposed by the provisions of Section 6.9(a) and (b), Section 12.1(a) and (b), and Section 9(d) of the Website Development and Hosting Agreement survive termination.

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            4. Mutual Release. Except as provided in Paragraphs 2 and 3 of this
Agreement, and except for third party claims brought against any of the parties, each of the parties hereby releases and forever discharges each other from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether in contract or tort, or otherwise, and whether or not now known, suspected, or claimed, which any of the parties ever had, now have, or claimed to have against each other arising out of or in any way relating to the Website Development and Hosting Agreement. Each of the parties hereby covenants and agrees never to commence, aid in any way, prosecute, or cause to be prosecuted any future action or other proceeding based on any such claims, demands, causes of action, damages or liabilities. This release only applies to the Website Development and Hosting Agreement.

            5. Communication with Existing Membership. Within 15 days following the execution of this Termination Agreement and Mutual Release, the parties shall mutually agree upon the form and content of an e-mail communication to be sent to the existing users of www.remax.university.com. The Parties agree not to engage in any form of conduct, or make any statement or representation (whether written or oral), that disparages or otherwise harms the other party's reputation, good will or commercial interest.

            6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado without reference to principles of conflict of laws.

            7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties, their successors and assigns.

            8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures exchanged by facsimile shall be deemed to be originals for all purposes.

            In Witness Whereof, the parties have executed this Agreement as of the date first written above.

RE/MAX International, Inc.                   University.com

By:                                          By:
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Its:                                         Its:
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                                             Entreport Corporation

                                             By:
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                                             Its:
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